   As Filed With the Securities and Exchange Commission on December 21, 2001

                                                     Registration No. 333-71124
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               -----------------


                                AMENDMENT No. 3

                                      To
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                            MW HOLDING CORPORATION
            (Exact name of registrant as specified in its charter)

           DELAWARE                         2621                   31-1797999
(State or other jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification Number)

                            Mead World Headquarters
                          Courthouse Plaza Northeast
                              Dayton, Ohio 45463
                                (937) 495-6323
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                                Jerome F. Tatar
                            Mead World Headquarters
                          Courthouse Plaza Northeast
                              Dayton, Ohio 45463
                                (937) 495-6323
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to:

   David J. Friedman, Esq.      Sue K. McDonnell, Esq.   Wendell L. Willkie, II, Esq.  Elliott V. Stein, Esq.
Skadden, Arps, Slate, Meagher    The Mead Corporation        Westvaco Corporation        Wachtell, Lipton,
         & Flom LLP            Mead World Headquarters       One High Ridge Park            Rosen & Katz
      Four Times Square       Courthouse Plaza Northeast Stamford, Connecticut 06905    51 West 52nd Street
  New York, New York 10036        Dayton, Ohio 45463            (203) 461-7500        New York, New York 10019
       (212) 735-3000               (937) 495-6323                                         (212) 403-1000

                               -----------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and the conditions to the consummation of the mergers described herein have been satisfied or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

   The Certificate of Incorporation and the Bylaws of MW Holding Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

   Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes and empowers MW Holding Corporation to indemnify the directors, officers, employees and agents of MW Holding Corporation against liabilities incurred in connection with and related expenses resulting from any claim, action or suit brought against any such person as a result of his relationship with MW Holding Corporation, provided that such persons acted in good faith and in a manner such persons reasonably believed to be in, and not opposed to, the best interests of MW Holding Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of
Section 145 of the DGCL. The certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

   Article 8 of the Bylaws of the Registrant provides that the Registrant shall indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was a director or officer of the Registrant serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 21. Exhibits and Financial Statement Schedules.



Exhibit No. Description
----------- -----------

    2.1     Amended and Restated Agreement and Plan of Merger, dated as of October 5, 2001, by and among MW Holding Corporation, Michael Merger Sub Corporation, William Merger Sub
              Corporation, The Mead Corporation and Westvaco Corporation (included as Annex A to the joint proxy statement and prospectus).

    3.1     Certificate of Incorporation of the Registrant.*

    3.2     Form of Amended and Restated Certificate of Incorporation of the Registrant to be adopted upon completion of the mergers (included as part of Annex B to the joint proxy statement and prospectus).

    3.3     Bylaws of the Registrant.*

    3.4     Form of Bylaws of the Registrant to be adopted upon completion of the mergers (included as part of Annex B to the joint proxy statement and prospectus).

    4.1     Form of Rights Agreement to be entered into between MW Holding Corporation and the Rights
              Agent.*

    5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares being issued.*

    8.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the United States federal income tax consequences of the Mead merger.*

    8.2     Opinion of Wachtell, Lipton, Rosen & Katz as to the United States federal income tax consequences of the Westvaco merger.*

   10.1     Form of Employment Agreement by and among Jerome F. Tatar, The Mead Corporation and MW
              Holding Corporation.*

Exhibit No. Description
----------- -----------

   10.2     Form of Employment Agreement by and among John A. Luke, Jr., Westvaco Corporation and
              MW Holding Corporation.*

   21.1     List of Subsidiaries.*

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of PricewaterhouseCoopers LLP.

   23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

   23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).

   23.5     Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2 hereto).

   23.6     Consent of Goldman, Sachs & Co.*

   23.7     Consent of Greenhill & Co., LLC.*

   23.8     Consent of Morgan Stanley & Co. Incorporated.*

   24.1     Powers of Attorney.*

   24.2     Consents of Director Nominees.*

   99.1     Form of Mead proxy cards.*

   99.2     Form of Westvaco proxy cards.*

   99.3     Letter Agreement, dated as of August 28, 2001, by and among The Mead Corporation, Westvaco
              Corporation and MW Holding Corporation.*


--------
* Previously filed

ITEM 22. Undertakings.

 . The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 . The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

 . The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 . Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 . The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

 . The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on December 21, 2001.


                                          MW HOLDING CORPORATION

                                                /S/ JEROME F. TATAR
                                          By:
                                             -----------------------------------
                                          Name: Jerome F. Tatar
                                          Title:  President


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 21, 2001.



                  Signature                                          Title                           Date
                  ---------                                          -----                           ----

             /S/ JEROME F. TATAR                             Director and President            December 21, 2001
---------------------------------------------
               Jerome F. Tatar

                      *                                     Designated President and           December 21, 2001
---------------------------------------------               Chief Executive Officer
              John A. Luke, Jr.

                      *                                       Director and Treasurer           December 21, 2001
---------------------------------------------            (Principal Financial Officer and
             Timothy R. McLevish                           Principal Accounting Officer)

                      *                               Designated Principal Financial Officer   December 21, 2001
---------------------------------------------                and Designated Principal
                Karen R. Osar                                   Accounting Officer

         /S/ WENDELL L. WILLKIE, II
*By: ---------------------------------------
              Attorney-In-Fact

                                 EXHIBIT INDEX


Exhibit
  No.   Description
------- -----------

  2.1   Amended and Restated Agreement and Plan of Merger, dated as of October 5, 2001, by and among
        MW Holding Corporation, Michael Merger Sub Corporation, William Merger Sub Corporation, The
        Mead Corporation and Westvaco Corporation (included as Annex A to the joint proxy statement and prospectus).

  3.1   Certificate of Incorporation of the Registrant.*

  3.2   Form of Amended and Restated Certificate of Incorporation of the Registrant to be adopted upon completion of the mergers (included as part of Annex B to the joint proxy statement and prospectus).

  3.3   Bylaws of the Registrant.*

  3.4   Form of Bylaws of the Registrant to be adopted upon completion of the mergers (included as part of
        Annex B to the joint proxy statement and prospectus).

  4.1   Form of Rights Agreement to be entered into between MW Holding Corporation and the Rights
        Agent.*

  5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares being issued.*

  8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the United States federal income tax consequences of the Mead merger.*

  8.2   Opinion of Wachtell, Lipton, Rosen & Katz as to the United States federal income tax consequences of the Westvaco merger.*

 10.1   Form of Employment Agreement by and among Jerome F. Tatar, The Mead Corporation and MW
        Holding Corporation.*

 10.2   Form of Employment Agreement by and among John A. Luke, Jr., Westvaco Corporation and MW
        Holding Corporation.*

 21.1   List of Subsidiaries.*

 23.1   Consent of Deloitte & Touche LLP.

 23.2   Consent of PricewaterhouseCoopers LLP.

 23.3   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

 23.4   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).

 23.5   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2 hereto).

 23.6   Consent of Goldman, Sachs & Co.*

 23.7   Consent of Greenhill & Co., LLC.*

 23.8   Consent of Morgan Stanley & Co. Incorporated.*

 24.1   Powers of Attorney.*

 24.2   Consents of Director Nominees.*

 99.1   Form of Mead proxy cards.*

 99.2   Form of Westvaco proxy cards.*

 99.3   Letter Agreement, dated as of August 28, 2001, by and among The Mead Corporation, Westvaco
        Corporation and MW Holding Corporation.*

--------
*  Previously filed